Exhibit 99.1

FBL Financial Group Reports First Quarter 2003 Results

    WEST DES MOINES, Iowa--(BUSINESS WIRE)--May 5, 2003--FBL Financial Group, Inc. (NYSE:FFG):




Financial Highlights
(Dollars in thousands, except per share data)
----------------------------------------------------------------------
                                                    Three Months Ended
                                                          March 31,
                                                       2003    2002
                                                    ------------------
Net income applicable to common stock                $10,840  $12,474
Operating income applicable to common stock           14,395   11,433
Earnings per common share (assuming
 dilution):
     Net income                                         0.38     0.45
     Operating income                                   0.51     0.41
----------------------------------------------------------------------


    FBL Financial Group, Inc. (NYSE:FFG) today announced that diluted net income per common share totaled $0.38 ($10,840,000) for the quarter ended March 31, 2003, compared to $0.45 ($12,474,000) in the year ago quarter. Net income includes the impact of realized losses on investments of $0.13 per share in the first quarter of 2003 and realized gains on investments of $0.04 per share in the first quarter of 2002.
    Operating Income(a). Operating income, which excludes the impact of realized gains and losses on investments, totaled $14,395,000 for the quarter ended March 31, 2003, versus $11,433,000 in the first quarter of 2002. Diluted operating income per common share totaled $0.51 in the first quarter of 2003, a 24 percent increase over $0.41 in the first quarter of 2002. Operating income in the first quarter of 2003 includes a $0.10 per share contribution from FBL's coinsurance agreement with American Equity Investment Life Insurance Company (AE) compared to a $0.01 per share contribution in the first quarter of 2002.

    (a) In addition to net income, FBL Financial Group has consistently utilized operating income, a non-GAAP financial measure commonly used in the life insurance industry, as a primary economic measure to evaluate its financial performance. Operating income equals net income adjusted to eliminate the impact of realized gains and losses on investments. Because realized gains and losses on investments may fluctuate greatly from quarter to quarter, FBL believes a measure excluding their impact is useful in analyzing core operating trends. FBL believes the combined presentation and evaluation of operating income, together with net income, provides information that may enhance an investor's understanding of FBL's underlying results and profitability. A reconciliation of net income to operating income is provided in the accompanying tables.

    "Following solid performance during 2002, FBL once again realized strong operating results in the first quarter of 2003. Our core distribution continued its momentum and again produced strong sales for the quarter, led by a 39 percent increase in traditional annuity sales," said Bill Oddy, Chief Executive Officer. "Based on our first quarter earnings results, and our commitment to our growth strategies, we remain optimistic about our long-term growth prospects and affirm our operating income guidance of $1.97 to $2.07 per common share for the year 2003."
    Product Revenues Up Eight Percent. Premiums and product charges for the first quarter of 2003 increased eight percent to $52,082,000 compared to $48,327,000 in the first quarter of 2002. Interest sensitive product charges increased ten percent while traditional life insurance premiums increased six percent.
    Premiums collected totaled $260,896,000 in the first quarter of 2003, which includes $120,060,000 assumed under the coinsurance agreement with American Equity. Excluding the impact of the AE coinsurance agreement, collected premiums increased 13 percent, with the traditional annuity segment increasing 39 percent, the traditional and universal life insurance segment increasing five percent and the variable segment decreasing 13 percent. In the first quarter of 2002, premiums assumed from AE totaled $189,478,000.
    Investment Income. Net investment income in the first quarter of 2003 increased 23 percent to $97,947,000 compared to $79,537,000 in the first quarter of 2002. This increase is due to an increase in average invested assets, resulting primarily from cash received in 2002 and the first quarter of 2003 pursuant to the AE coinsurance agreement and growth in sales from FBL's core Farm Bureau distribution force. The annualized yield earned on average invested assets was 7.33 percent for the three months ended March 31, 2003, compared to 7.38 percent for the first quarter of 2002. The 2003 yield reflects the impact of a decline in market interest rates, partially offset by an increase in investment fee income. Fee income from bond calls and mortgage loan prepayments totaled $2,431,000 in the first quarter of 2003 compared to $272,000 in the first quarter of 2002. In addition, investment income increased due to additional discount accretion on mortgage and asset-backed securities. In the first quarter of 2003 the benefit created by changing prepayments speeds on mortgage and asset-backed securities at quarter end was $2,925,000, compared to additional premium amortization of $29,000 in the first quarter of 2002.
    Derivative Loss. FBL's derivative loss totaled $5,073,000 in the first quarter of 2003, compared to a loss of $782,000 in the first quarter of 2002. Derivative income (loss) can fluctuate from period to period based upon the performance of the bond and stock indexes underlying the call options purchased to fund returns on equity-indexed annuities assumed from AE. Gains and losses on call options and proceeds from option settlements are partially offset by changes in the value of the embedded derivatives in the underlying equity-indexed contracts and index credits to the contract holder, which are recorded as a component of interest sensitive product benefits.
    Realized Gains (Losses) on Investments. In the first quarter of 2003, FBL recognized net realized losses on investments of $5,632,000, compared to net realized gains on investments of $2,246,000 in the first quarter of 2002. First quarter 2003 realized losses include realized gains from sales of securities of $3,713,000, realized losses from sales of securities of $40,000 and realized losses from the write-down of securities that became other-than-temporarily impaired of $9,305,000.
    Benefits and Expenses. Benefits and expenses totaled $125,290,000 in the first quarter of 2003, compared to $109,610,000 in the first quarter of 2002. This increase is due to an increase in death benefits and an increase in the volume of business in force resulting primarily from the coinsurance agreement with AE and growth in sales from FBL's core Farm Bureau distribution system. Additionally, effective January 1, 2003, FBL began expensing stock options, which resulted in additional first quarter 2003 compensation expense of $74,000. Partially offsetting these increases was the impact of a reduction of the dividend crediting rate in 2002 and a reduction in interest crediting rates on many products throughout 2002 and 2003.
    Income from Equity Investments. Equity income (loss), net of related income taxes, was $779,000 in the first quarter of 2003, compared to a loss of $1,715,000 in the first quarter of 2002. Equity income in the first quarter of 2003 includes $801,000 of income, net of taxes, from FBL's 32 percent ownership interest in American Equity Investment Life Holding Company. Included in equity income is FBL's share of income and losses from investments in various partnerships and joint ventures, the majority of which are booked a quarter in arrears. Due to the nature of investment partnerships, it is not unusual to experience fluctuations on a quarter-to-quarter basis.
    Operating Results by Segment. FBL's favorable operating results for the first quarter of 2003 were driven by a 90 percent increase in the pre-tax operating income for the traditional annuity segment. Pre-tax operating income in the traditional and universal life insurance segment was negatively impacted by increased death benefits. Further detail by segment is provided in FBL's financial supplement, which is available on FBL's web site, www.fblfinancial.com.
    Assets Total $7.2 Billion. Total assets increased $356 million to $7.2 billion at March 31, 2003, from $6.8 billion at December 31, 2002. At March 31, 2003, 95 percent of the fixed maturity securities in FBL's investment portfolio were investment grade debt securities. Book value per common share, with securities at market, increased to $24.30 at March 31, 2003, from $23.71 at December 31, 2002.
    Conference Call. FBL management will hold a conference call with investors to discuss first quarter 2003 results. The call will be held tomorrow, May 6, 2003, at 11 a.m. Eastern Time. The call will be webcast over the Internet, and a replay will be available on FBL's web site, www.fblfinancial.com.
    The statements in this release concerning FBL's prospects for the future are forward-looking statements that involve certain risks and uncertainties, including the continued acceptance of FBL's insurance products by customers, the continued success of FBL's marketing efforts, the marketing success of FBL's alliance partners, and fluctuations in mortality experience and investment results. These forward-looking statements are based on assumptions which FBL Financial Group believe to be reasonable. No assurance can be given that the assumptions will prove to be correct, and the difference between assumptions and actual results could be material.
    FBL Financial Group (www.fblfinancial.com) is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. FBL underwrites, markets and distributes life insurance, annuities and mutual funds to individuals and small businesses. In addition, FBL manages all aspects of three Farm Bureau affiliated property-casualty insurance companies for a management fee. FBL's three-pronged growth strategy includes (1) internal growth within its traditional Farm Bureau distribution network, (2) alliances and relationships with other companies and (3) consolidations.



                       FBL FINANCIAL GROUP, INC.
             CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
             (Dollars in thousands, except per share data)



                                                    Three months ended
                                                          March 31,
                                                       2003     2002
                                                     -------- --------
REVENUES
 Interest sensitive product charges                  $20,622  $18,772
 Traditional life insurance premiums                  31,373   29,463
 Accident and health premiums                             87       92
 Net investment income                                97,947   79,537
 Derivative loss                                      (5,073)    (782)
 Realized gains (losses) on investments               (5,632)   2,246
 Other income                                          4,009    4,459
                                                     -------- --------
   Total revenues                                    143,333  133,787
BENEFITS AND EXPENSES
 Interest sensitive product benefits                  54,080   48,268
 Traditional life insurance and accident and health
  benefits                                            19,635   17,382
 Increase in traditional life and accident and health
  future policy benefits                               7,397    7,845
 Distributions to participating policyholders          7,656    7,971
 Underwriting, acquisition and insurance expenses     32,880   24,691
 Interest expense                                        118      177
 Other expenses                                        3,524    3,276
                                                     -------- --------
   Total benefits and expenses                       125,290  109,610
                                                     -------- --------
                                                      18,043   24,177
Income taxes                                          (5,613)  (7,671)
Minority interest in earnings of subsidiaries:
 Dividends on company-obligated mandatorily
  redeemable preferred stock of subsidiary trust      (1,213)  (1,213)
 Other                                                   (50)     (33)
Equity income (loss), net of related income taxes        779   (1,715)
                                                     -------- --------
Net income                                            11,946   13,545
Dividends on Series B and C preferred stock           (1,106)  (1,071)
                                                     -------- --------
Net income applicable to common stock                $10,840  $12,474
                                                     ======== ========

Earnings per common share - assuming dilution          $0.38    $0.45
                                                     ======== ========


                       FBL FINANCIAL GROUP, INC.
     RECONCILIATION OF NET INCOME TO OPERATING INCOME (Unaudited)
             (Dollars in thousands, except per share data)


                                                   Three months ended
                                                        March 31,
                                                    2003        2002
                                               ----------- -----------

Net income applicable to common stock             $10,840     $12,474
Adjustment:
 Net realized losses (gains) on investments (1)     3,555      (1,041)
                                               ----------- -----------
Operating income applicable to common stock       $14,395     $11,433
                                               =========== ===========

Operating earnings per common share - assuming
 dilution                                           $0.51       $0.41
                                               =========== ===========

Weighted average common shares                 27,825,165  27,476,071
Effect of dilutive securities                     479,066     508,085
                                               ----------- -----------
Weighted average common shares - diluted       28,304,231  27,984,156
                                               =========== ===========

(1) Net of adjustments for that portion of amortization of deferred policy acquisition costs, unearned revenue reserve, value of insurance in force acquired and income taxes attributable to such losses.


                       FBL FINANCIAL GROUP, INC.
           CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
             (Dollars in thousands, except per share data)


                                                March 31, December 31,
                                                  2003       2002
                                              ----------- ------------
Assets
Investments                                    $5,717,422  $5,387,369
Cash and cash equivalents                         271,998     263,011
Deferred policy acquisition costs                 494,520     468,793
Other assets                                      330,128     332,559
Assets held in separate accounts                  341,626     347,717
                                              ----------- ------------
Total assets                                   $7,155,694  $6,799,449
                                              =========== ============

Liabilities and stockholders' equity
Policy liabilities and accruals                $5,058,481  $4,856,207
Other policyholders' funds                        480,442     462,113
Debt                                               40,000      40,000
Other liabilities                                 371,904     249,325
Liabilities related to separate accounts          341,626     347,717
                                              ----------- ------------
Total liabilities                               6,292,453   5,955,362

Minority interest in subsidiaries                  97,219      97,210
Series C redeemable preferred stock                86,241      85,514

Stockholders' equity                              679,781     661,363
                                              ----------- ------------
Total liabilities and stockholders' equity     $7,155,694  $6,799,449
                                              =========== ============

Book Value Per Share, securities at market         $24.30      $23.71
                                              =========== ============
Book Value Per Share, securities at cost (2)       $20.57      $20.28
                                              =========== ============

Common Shares Outstanding                      27,852,239  27,771,269
                                              =========== ============

(2) Book value per share with securities at cost, a non-GAAP financial measure, is based on stockholders' equity excluding the effect of accumulated other comprehensive income, which was $104.0 million at March 31, 2003 and $95.1 million at December 31, 2002. Since accumulated other comprehensive income fluctuates from quarter to quarter due to unrealized changes in the fair market value of investments caused principally by changes in market interest rates, FBL believes this non-GAAP financial measure provides useful supplemental information.

    CONTACT: FBL Financial Group, Inc., West Des Moines
             Jim Noyce, 515/225-5599
             jnoyce@fbfs.com